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                                                                       EXHIBIT 5



                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)


     The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D with respect to the beneficial ownership by each of the undersigned of shares of Miltope Group Inc. is filed jointly on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This joint filing agreement may be included as an exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date:    October 31, 2003

                                            SINGAPORE TECHNOLOGIES ENGINEERING
                                            LTD



                                            By: /s/ Chua Su Li
                                                --------------------------------
                                            Name:  Chua Su Li
                                            Title: Company Secretary



                                            VISION TECHNOLOGIES SYSTEMS, INC.



                                            By: /s/ J. Martin Ried
                                                --------------------------------
                                            Name:  J. Martin Ried
                                            Title: Secretary



                                            VISION TECHNOLOGIES KINETICS, INC.



                                            By: /s/ Thomas A. Hooper
                                                --------------------------------
                                            Name:  Thomas A. Hooper
                                            Title: Secretary & Treasurer



                                            VTK MERGER SUBSIDIARY CORPORATION



                                            By: /s/ Alfred Wayne Clark
                                                --------------------------------
                                            Name:  Alfred Wayne Clark
                                            Title: President & Treasurer